Exhibit 99.1

Contact: Kathleen Campbell, Marketing Director	First Citizens National Bank
570-662-0422	15 S. Main Street
570-662-8512 (fax)	Mansfield, PA 16933

Citizens Financial Services, Inc. Reports Record 2011 Earnings

MANSFIELD, PENNSYLVANIA— January 24, 2012 – Citizens Financial Services, Incorporated (OTC BB: CZFS), parent company of First Citizens National Bank, has released its unaudited financial performance for the year ended December 31, 2011.

Net income for the twelve months ended December 31, 2011 totaled $12,832,000 which compares to $11,502,000 for the same period last year. This represents an increase of $1,330,000, or 11.6%. Earnings per share of $4.40 increased 12.0% from $3.93 per share last year.  Annualized return on equity for the comparable periods was 17.86% and 18.13%, while return on assets was 1.52% and 1.50%, respectively.

Net income for the three months ended December 31, 2011 totaled $3,477,000 which compares to $2,932,000 for the fourth quarter of 2010. This represents an increase of $545,000, or 18.6%. Earnings per share of $1.20 increased 20.0% from $1.00 per share last year. Annualized return on equity for the comparable periods was 18.45% and 17.62%, while return on assets was 1.61% and 1.46%, respectively.

CEO and President Randall E. Black stated, “Our financial performance for 2011 represents the best year yet, in the history of our bank. First Citizens continues to remain a strong, well-capitalized, local community bank committed to serving our communities and customers, as well as providing outstanding shareholder return and value”.

Net interest income, before the provision for loan loss, increased from $27,660,000 for the twelve months ended December 31, 2010 to $28,610,000  this year, an increase of $950,000, or 3.4%. On a tax equivalent basis, the net interest margin on interest earning assets declined from 4.19% last year to 3.94% this year. The decline is primarily attributable to declining yields on interest earning assets, particularly yields on investment securities.  Mr. Black further stated, “We continue to invest primarily in short-term investments.  While this strategy, during a period of unprecedented low interest rates, impacts short-term profitability, it allows us to manage for the long-term by having available liquidity when market conditions and investment opportunities improve.  We have been able to somewhat off-set declining investment yields by decreasing our deposit costs by adding more low-cost deposits, and decreasing rates on our certificates of deposit as they continue to re-price during this extended period of low rates, while remaining competitive in the our market”.

As of December 31, 2011, total assets were $878.6 million, which was an increase of $66.1 million or 8.1% from December 31, 2010.  The investment portfolio totaled $318.8 million as of December 31, 2011, an increase of $67.5 million from the December 31, 2010 balance of $251.3 million.  Net loans have increased $13.4 million to a total of $481.0 million at December 31, 2011, which is an increase of 2.9%.  Deposits have increased $53.3 million or 7.8% since December 31, 2010.

The provision for loan losses for 2011 totaled $675,000 compared with $1,255,000 last year.  The decrease is attributable to improved credit quality, which continues to compare favorably to peer. Non-performing assets as a percent of loans was 2.11% as of December 31, 2011, which compares to 2.80% as of the end of last December. Overall, the present level of non-performing assets is related to a few larger commercial loans on non-accrual status of which 60.7% remain current with their payments.

Stockholders’ equity totaled $81.5 million at December 31, 2011, representing an increase of $12.8 million, or 18.6%, from December 31, 2010.  Book value per share was $26.36 compared with $23.38 as of December 31, 2010, an increase of 12.7%. First Citizens continues to remain well capitalized based upon regulatory guidelines. On January 10, 2012, a cash dividend of $.295 per share was declared and will be paid on January 27, 2012 to shareholders of record as of January 20, 2012. The cash dividend of $.295 per share represents an increase of 13.5% over the January 2011 cash dividend of $.26 per share.

Citizens Financial Services, Inc. has over 1,500 shareholders, the majority of whom reside in Potter, Tioga, and Bradford Counties, Pennsylvania and Allegany County, New York, where their 18 offices are located.

Note: This press release may contain forward-looking statements as defined in the Private Securities Litigation Reform Act of 1995. Actual results and trends could differ materially from those set forth in such statements due to various factors. These factors include operating, legal and regulatory risks; changing economic and competitive conditions and other risks and uncertainties.

CITIZENS FINANCIAL SERVICES, INC.
CONSOLIDATED BALANCE SHEET
(UNAUDITED)

	December 31	December 31
(in thousands except share data)	2011	2010
ASSETS:
Cash and due from banks:
Noninterest-bearing	$ 9,960	$ 9,541
Interest-bearing	20,472	34,454
Total cash and cash equivalents	30,432	43,995

Available-for-sale securities	318,823	251,303

Loans (net of allowance for loan losses: $6,487 at December 31, 2011 and
$5,915 at December 31, 2010)	481,022	467,602

Premises and equipment	11,702	12,503
Accrued interest receivable	3,621	3,455
Goodwill	10,256	10,256
Bank owned life insurance	13,669	13,171
Other assets	9,042	10,241

TOTAL ASSETS	$ 878,567	$ 812,526

LIABILITIES:
Deposits:
Noninterest-bearing	$ 85,605	$ 75,589
Interest-bearing	648,388	605,122
Total deposits	733,993	680,711
Borrowed funds	53,882	55,996
Accrued interest payable	1,512	1,779
Other liabilities	7,712	5,350
TOTAL LIABILITIES	797,099	743,836
STOCKHOLDERS' EQUITY:
Preferred Stock $1.00 par value; authorized
3,000,000 shares at December 31, 2011 and December 31, 2010;
none issued in 2011 or 2010	-	-
Common stock
$1.00 par value; authorized 15,000,000 shares at December 31, 2011 and
December31, 2010; issued 3,132,866 shares at December 31, 2011 and 3,104,434 at
December 31, 2010	3,133	3,104
Additional paid-in capital	15,313	14,235
Retained earnings	63,337	54,932
Accumulated other comprehensive income	4,949	1,054
Treasury stock, at cost: 230,203 shares at December 31, 2011 and 212,067 shares at
December 31, 2010	(5,264)	(4,635)
TOTAL STOCKHOLDERS' EQUITY	81,468	68,690
TOTAL LIABILITIES AND
STOCKHOLDERS' EQUITY	$ 878,567	$ 812,526

CITIZENS FINANCIAL SERVICES, INC.
CONSOLIDATED STATEMENT OF INCOME
(UNAUDITED)
	Three Months Ended		Twelve Months Ended
	December 31		December 31
(in thousands, except per share data)	2011	2010	2011	2010
INTEREST INCOME:
Interest and fees on loans	$ 7,503	$ 7,774	$ 29,916	$ 31,042
Interest-bearing deposits with banks	17	35	81	90
Investment securities:
Taxable	1,132	1,099	4,575	4,876
Nontaxable	978	805	3,666	2,945
Dividends	16	20	55	47
TOTAL INTEREST INCOME	9,646	9,733	38,293	39,000
INTEREST EXPENSE:
Deposits	1,841	2,186	7,944	9,560
Borrowed funds	414	456	1,739	1,780
TOTAL INTEREST EXPENSE	2,255	2,642	9,683	11,340
NET INTEREST INCOME	7,391	7,091	28,610	27,660
Provision for loan losses	150	415	675	1,255
NET INTEREST INCOME AFTER
PROVISION FOR LOAN LOSSES	7,241	6,676	27,935	26,405
NON-INTEREST INCOME:
Service charges	1,122	1,028	4,380	3,997
Trust	199	131	665	542
Brokerage and insurance	55	125	352	439
Gains on loans sold	97	249	208	341
Investment securities gains (losses), net	(17)	-	334	99
Earnings on bank owned life insurance	127	128	498	504
Other	174	88	592	446
TOTAL NON-INTEREST INCOME	1,757	1,749	7,029	6,368
NON-INTEREST EXPENSES:
Salaries and employee benefits	2,436	2,557	9,996	9,850
Occupancy	317	321	1,331	1,219
Furniture and equipment	111	123	449	454
Professional fees	218	172	744	681
Federal deposit insurance	45	251	592	950
Other	1,380	1,261	5,410	4,961
TOTAL NON-INTEREST EXPENSES	4,507	4,685	18,522	18,115
Income before provision for income taxes	4,491	3,740	16,442	14,658
Provision for income taxes	1,014	808	3,610	3,156
NET INCOME	$ 3,477	$ 2,932	$ 12,832	$ 11,502

Earnings Per Share	$ 1.20	$ 1.00	$ 4.40	$ 3.93
Cash Dividends Paid Per Share	$ 0.370	$ 0.335	$ 1.160	$ 1.095

Weighted average number of shares outstanding	2,908,136	2,920,130	2,914,570	2,923,583

Financial Highlights

	Three Months Ended		Twelve Months Ended
	December 31		December 31
	2011	2010	2011	2010
Performance Ratios and Share Data:
Return on average assets (annualized)	1.61%	1.46%	1.52%	1.50%
Return on average equity (annualized)	18.45%	17.62%	17.86%	18.13%
Net interest margin (tax equivalent)	3.96%	4.08%	3.94%	4.19%
Cash dividends paid per share	$ 0.370	$ 0.335	$ 1.160	$ 1.095
Earnings per share	$ 1.20	$ 1.00	$ 4.40	$ 3.93
Weighted average shares outstanding	2,908,136	2,920,130	2,914,570	2,923,583

Balance Sheet Highlights (dollars in thousands):	December 31, 2011	December 31, 2010

Assets	$ 878,567	$ 812,526
Investment securities:
Available for sale	318,823	251,303
Loans (net of unearned income)	487,509	473,517
Allowance for loan losses	6,487	5,915
Deposits	733,993	680,711
Stockholders' Equity	81,468	68,690
Non-performing assets	10,300	13,238
Non-performing assets to total loans	2.11%	2.80%
Annualized net charge-offs to total loans	0.02%	0.04%
Average Leverage Ratio	8.83%	8.32%
Common shares outstanding	2,902,663	2,892,367
Book value per share	$ 26.36	$ 23.38